Exhibit 10.2

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SELLER ECONOMIC SHARE AGREEMENT
    This Seller Economic Share Agreement (this “Agreement”) is entered into as of August 7, 2023, by and among Senti Biosciences, Inc., a Delaware corporation (“Senti”), Valere Bio, Inc., a Delaware corporation (“TopCo”), and GeneFab, LLC, a Delaware limited liability company and a wholly-owned subsidiary of TopCo (“Purchaser,” and, together with Senti and TopCo, the “Parties”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Framework Agreement (as defined below).
RECITALS
WHEREAS, pursuant to that certain Framework Agreement, dated as of August 7, 2023 (as may be amended or otherwise modified from time to time, the “Framework Agreement”), by and among Senti, Purchaser, and TopCo, amongst other things, Senti shall sell, assign and transfer to Purchaser certain assets of the Senti and Purchaser shall purchase and assume certain obligations and liabilities of Senti upon the terms and subject to the conditions set forth in the Framework Agreement.
WHEREAS, as of Initial Closing, TopCo holds [***] units of Purchaser.
WHEREAS, the Parties have agreed, amongst other things, that in consideration of the Transactions contemplated by the Framework Agreement, in respect of any payments of cash actually received by TopCo as a result of any Purchaser Dividend (as defined below) or a Purchaser Sale Event (as defined below) that are attributable to the Initial TopCo Interest (as defined below), TopCo shall pay to Senti from time to time an amount equal to ten percent (10%) of the Realized Gains (as defined below) resulting from such payments (if any), less [***] (the “Economic Share Payment”), in accordance with and subject to the terms and conditions of this Agreement (the “Senti Economic Share”).
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and the Framework Agreement and for the other good and valuable consideration set forth herein and therein, the receipt and sufficiency of which are hereby mutually acknowledged by the Parties, the Parties hereby agree as follows:
1.    Definitions. For the purposes of this Agreement:
(a)    “Cash Distribution” means any payments of cash actually directly or indirectly received by TopCo as a result of any Purchaser Dividend or a Purchaser Sale Event. For the avoidance of doubt and notwithstanding the foregoing, the Prepayment and the Blue Rock Prepayment, each as defined in the Services Agreement, shall be deemed as Cash Distribution for the purposes of this Agreement.
(b)    “Fees and Expenses” means: (i) with respect to any Cash Distribution, any taxes, or duties incurred by Purchaser and required to be paid or withheld by TopCo attributable to such cash; and (ii) with respect to any In-Kind Distribution, any taxes or duties incurred by Purchaser and required to be paid or withheld by TopCo attributable to such securities or non-cash distributions, including without limitation any stamp duty or tax payable with respect to the sale, transfer or other disposition of such securities or other non-cash distributions and any other reasonable third party fees or expenses (including reasonable out of pocket documented legal fees) paid, payable by TopCo in connection with the sale, transfer or other disposition of such securities or other non-cash distributions (for purposes hereof, Celadon and its Affiliates shall not be third parties).
(c)    “In-Kind Distribution” means any securities or any other non-cash distributions actually directly or indirectly received by TopCo as a result of any Purchaser Dividend or a Purchaser Sale Event.
(d)     “Initial TopCo Interest” means, as determined from time to time, the aggregate of [***].
     1.

(e)    “Investment Amount” means, as determined from time to time, an amount equal to [***].
(f)    “Purchaser Dividend” means any dividend, payment or other distribution made, distributed or paid by Purchaser to TopCo, including any such dividend, payment or distribution in respect of any redemption of Initial TopCo Interest, and excluding any such dividend, payment or distribution in respect of a Purchaser Sale Event. For the avoidance of doubt, the Prepayment and the Blue Rock Prepayment, each as defined in the Services Agreement and due and payable from Senti to Purchaser on the Initial Closing Date pursuant to the Services Agreement, shall be deemed as Purchaser Dividend for the purposes of this Agreement.
(g)    “Purchaser Sale Event” means, with respect to Purchaser (or any of its successors or assigns), the occurrence of any of the following (whether in a single transaction or a series of related transactions): (i) a sale, transfer, conveyance or other disposition of all or substantially all of the assets of Purchaser and (ii) any merger, consolidation, business combination or other transaction involving the sale or disposition of over fifty percent (50%) of the equity interests of Purchaser; provided that, notwithstanding anything to the contrary in this definition, a “Purchaser Sale Event” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of related transactions immediately following which the record holders of the equity interests of Purchaser immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and voting control over, and own substantially all of the equity interests of, an entity which owns, directly or indirectly, all or substantially all of the assets or equity interests of Purchaser immediately following such transaction or series of transactions; provided, however, that “Purchaser Sale Event” shall not include any consolidation, merger, reorganization or a similar event by Purchaser (or any of its holding companies) and any Affiliate of [***]; whereby, immediately after any such consolidation, merger, reorganization or similar event, [***] (and/or its Affiliates collectively) is the single largest equityholder of the surviving entity.
(h)    “Realized Gains” with respect to any Cash Distribution and/or In-Kind Distribution shall be calculated based on the following formula:
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(i)    “Valuation Expert” means an independent nationally recognized third party valuation firm with appropriate experience in valuing the applicable asset appointed by TopCo’s board of directors; provided, that any valuation report and supporting documents shall be provided to Senti prior to any Cash Distribution or In-Kind Distribution and upon the delivery of such valuation report Senti shall have fifteen (15) Business Days to object to such report, any dispute with respect to such valuation report which cannot be mutually resolved by the parties hereto within thirty (30) days after the delivery of such objection shall be resolved in accordance with Section 6.

2.    Economic Entitlements.

(a)    Subject to the terms and conditions of this Agreement and in consideration of the Transactions contemplated by the Framework Agreement, TopCo hereby grants to Senti and Senti hereby acquires from TopCo the right to receive the Economic Share Payment pursuant to Section 3, effective as of the Initial Closing. Schedule 1 attached hereto contains illustrative calculations of the Senti Economic Share.
(b)    It is understood and agreed that this Senti Economic Share (i) shall constitute a relationship between TopCo as debtor, and Senti as creditor with the right of Senti to receive the Economic Share Payment pursuant to Section 3 from TopCo; and (ii) shall not constitute (x) a sale of a true equity participation or (y) a transfer of any rights or obligations relating to the Initial TopCo Interest and Senti shall have no proprietary interest of any kind in the Initial TopCo Interest, whether by way of beneficial ownership, referred to therein or relating thereto. TopCo shall not by virtue of the provisions of this Agreement be deemed to be, or otherwise become, an agent, nominee, trustee or fiduciary for Senti in respect of the Initial TopCo Interest.
3.    Payments.
(a)    Upon the receipt of any Cash Distribution, then TopCo shall, within ten (10) Business Days after receiving such Cash Distribution, pay to Senti an amount in cash equal to ten percent (10%) of the Realized Gains resulting from the amount of such Cash Distribution, if any, less [***], in accordance with the wire instructions provided by Senti, which must be with respect to a bank account opened in the name of Senti and must be provided at least five (5) Business Days prior to the date of wiring.
(b)    Upon the receipt of any In-Kind Distribution, then TopCo shall:
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(c)    Within five (5) Business Days prior to making any payment or transfer to Senti pursuant to this Section 3, TopCo shall provide a written statement to Senti that sets forth the calculation of such forthcoming payment or transfer (the “Economic Share Statement”).
(d)    Any debt or equity financing of Purchaser that results in any dilution to the Senti Economic Share will be made on an arms’ length basis and on reasonable commercial terms.
4.    Representations and Warranties of TopCo and Purchaser. Each of TopCo and Purchaser hereby represents and warrants to Senti as follows:
(a)    it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation and has the power and authority to carry on its present business and operations and to enter into and perform its obligations under this Agreement;
(b)    this Agreement has been duly and validly authorized, executed and delivered by it and is the legal, valid and binding obligation of it and enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles;
(c)    neither the execution, delivery or performance of this Agreement by it nor consummation of the transactions contemplated hereby will violate or contravene any law, rule, regulation, order, agreement, or instrument affecting it or the Initial TopCo Interest;
(d)    Purchaser has provided to Senti true and correct copies of the organizational documents of Purchaser and TopCo; and

(e)    No Actions are pending against it or to the best of its knowledge, threatened against it before any governmental authority that will materially and adversely affect (i) the Initial TopCo Interest or the obligations assumed hereunder, or (ii) any action taken or to be taken by it under this Agreement.
5.    Representations and Warranties of Senti. Senti hereby represents and warrants to each of TopCo and Purchaser as follows:
(a)    Senti is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation and has the power and authority to carry on its present business and operations and to enter into and perform its obligations under this Agreement;
(b)    this Agreement and the other documents to which it is a party in connection herewith have been duly authorized, executed and delivered by Senti and constitutes a legal, valid and binding obligation of Senti enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights of creditors generally and general principles of equity, whether considered at an Action at law or in equity;
(c)    any interest obtained by Senti hereunder is and shall be acquired by it for investment and not with a view to resale or distribution, provided that the disposition of its property shall at all times be and remain within its control; and
(d)    neither the execution and delivery by Senti of this Agreement nor the consummation by Senti of any of the transactions contemplated hereby violates any provision of any law, rule, regulation, organizational document or material agreement binding on Senti or creates a relationship which would be in violation thereof or requires registration under securities laws applicable to TopCo, Purchaser and/or Senti.
6.    Dispute Resolution. The Parties agree that any dispute, controversy, difference, or claim arising out of, relating to, or in connection with this Agreement (including, without limitation, any Economic Share Statement provided by TopCo to Senti pursuant to Section 3(c)), including any question regarding its existence, validity, or termination or any dispute regarding non-contractual obligations arising out of or relating to this Agreement, shall be resolved in accordance with Section 10.9 of the Framework Agreement, which is hereby incorporated by reference and shall apply mutatis mutandis as if set forth herein.
7.    Covenants.
(a)    Purchaser and TopCo shall not, and shall cause their respective Representatives and Affiliates not to, directly or indirectly, (i) take any action, shall refrain from taking any action with the primary purpose, in each case, of reducing, preventing or otherwise impairing any amounts to be paid to Senti (or its successors and assignee) pursuant to this Agreement and Section 2.6(d) of the Framework Agreement or (ii) permit the reduction or impairment of the payment of such amounts through the deliberate inaction of Purchaser, TopCo or their Representatives with the primary purpose of reducing or impairing the payment of such amounts.
(b)    Purchaser and TopCo shall not amend, revise or otherwise modify the governing or organizational documents of Purchaser or TopCo with the purpose, in each case, of reducing, preventing or otherwise impairing any amounts to be paid to Senti (or its successors and assignee) pursuant to this Agreement and Section 2.6(d) of the Framework Agreement, or eliminating, reducing, or otherwise impairing the rights and interest of Senti (and its successor and assigns) in the Senti Economic Share.
(c)    Purchaser and TopCo shall provide Senti with prior written notice of any consolidation, merger, reorganization or a similar event by Purchaser (or any of its holding companies) and any Affiliate of [***] whereby, immediately after any such consolidation, merger, reorganization or similar event, [***] (and/or its Affiliates collectively) is the single largest equityholder of the surviving entity and such surviving entity shall acknowledge and agree in writing to be bound the terms of this Agreement and provide a representation that the terms of such consolidation, merger, reorganization or other similar event were made on reasonable and fair commercial terms and in the best interests of the equityholders of Purchaser and TopCo.
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(e)    Purchaser hereby agrees and covenants to refrain from making any distribution of cash, securities or other non-cash distributions to any person other than to its direct equityholders in accordance with their equity holdings in Purchaser or to Senti in accordance with this Agreement.
8.    No Partnership. Nothing contained herein is intended or is to be construed so as to constitute TopCo, Purchaser and Senti as partners, agents or joint venturers. The Parties (and any successor, assignee, transferee, or Affiliate of a Party) shall not treat or report the relationship between the Parties arising under this Agreement as a partnership for United States Tax purposes, without the prior written consent of the other Parties unless required by a final “determination” as defined in Section 1313 of the Code.
9.    Termination. [***]
10.    Miscellaneous.
(a)    This Agreement, including all issues and questions concerning the application, construction, validity, interpretation, and enforceability of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its conflict of laws provisions.
(b)    If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties to the fullest extent possible.
(c)    This Agreement is the complete, final, and exclusive embodiment of the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, promises, and representations by anyone, whether oral or written.
(d)    This Agreement shall only be amended by a written instrument signed by each of the Parties.
(e)    None of the provisions of this Agreement are intended to provide any rights or remedies, express or implied, to any Person other than the Parties and their respective permitted successors and assigns (if any).
(f)    Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the Parties and their respective successors, assigns, heirs, executors and administrators. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Parties, and their respective permitted successors and assigns. No Party shall be permitted to assign any of its respective rights or delegate any of its respective obligations under this Agreement without the other Parties’ prior written consent; provided that Senti shall be able to assign this Agreement to any third party acquiring all or substantial all of its assets or in connection with any merger, consolidation, reorganization, or any similar transactions of Senti (regardless of whether Senti is the surviving entity).
(g)    This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, will be deemed to constitute one instrument. Any signature page hereto delivered by facsimile machine, by e-mail (including in portable document format (pdf), as a joint photographic experts group (jpg) file, or otherwise) or other electronic (including electronic signatures complying with the U.S. federal ESIGN Act of 2000) means shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto and may be used in lieu of the original signatures for all purposes. Any Party hereto that delivers such a signature page agrees to deliver promptly an original counterpart to any other Party hereto that requests it.
[Signature Page Follows]

    In Witness Whereof, the undersigned has executed this Agreement as of the date first above written.

Senti:

SENTI BIOSCIENCES, INC.
a Delaware corporation

By:	/s/ Tim Lu
Name:	Tim Lu, M.D., Ph.D.
Title:	Chief Executive Officer

    Signature Page to the Seller Economic Share Agreement

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

TopCo:

VALERE BIO, INC.

By:	/s/ Donald Tang
Name:	Donald Tang
Title:	President

In Witness Whereof, the undersigned has executed this Agreement as of the date first above written.

Purchaser:

GENEFAB, LLC
By its sole member:

VALERE BIO, INC.

By:	/s/ Donald Tang
Name:	Donald Tang
Title:	President

Schedule 1

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